F2827/1 10/30/15 1778477.01 LISATA THERAPEUTICS, INC. STATEMENT OF COMPANY POLICY ON INSIDER TRADING AND POLICY REGARDING SPECIAL TRADING PROCEDURES* Two copies of this Statement of Company Policy on Insider Trading and Policy Regarding Special Trading Procedures are being provided to you. You should read this Policy, address questions to Todd Girolamo, General Counsel of Lisata Therapeutics, Inc. (“Lisata Therapeutics”) and return one signed copy to Human Resources. Policy Statement on Insider Trading Lisata Therapeutics, Inc. has adopted a policy on insider trading that applies to each officer, director and employee of Lisata Therapeutics. A statement regarding such policy has been distributed to all officers, directors and employees. Under Lisata Therapeutics’ insider trading policy, each officer, director and employee of Lisata Therapeutics is forbidden from: (i) trading in securities of Lisata Therapeutics (or in puts and calls for Lisata Therapeutics’ securities) on the basis of information that is material and nonpublic; (ii) having others trade for such person in such securities while he or she is in possession of material, nonpublic information; or (iii) communicating (or “tipping”) to others confidential or nonpublic information concerning Lisata Therapeutics. While the general Policy Statement on Insider Trading applies to all directors, officers and employees of Lisata Therapeutics, its subsidiaries and affiliates, the Board of Directors believes it is appropriate that transactions in Lisata Therapeutics securities by directors, officers and employees (who may, by virtue of their duties or work conditions, have regular access to material nonpublic information concerning Lisata Therapeutics) of Lisata Therapeutics and its significant subsidiaries be subject to certain additional restrictions in order to reduce the risk of securities law violations. The Policy Regarding Special Trading Procedures contains a discussion of insider trading and describes the special trading restrictions applicable to directors, officers and employees (who may, by virtue of their duties or work conditions, have regular access to material nonpublic information concerning Lisata Therapeutics) of Lisata Therapeutics and its significant subsidiaries. You must read, sign and retain this policy statement and, upon request by Lisata Therapeutics, re-acknowledge it. * The term "Lisata Therapeutics" refers to Lisata Therapeutics, Inc. and its affiliates and U.S. subsidiaries, collectively or individually, as the context requires.

-2- Discussion: What is “Insider Trading”? Insider trading is, in addition to being a violation of Lisata Therapeutics’ policy, a violation of securities laws. The penalties for insider trading are discussed below. The term “insider trading” generally is used to refer to the use of material, nonpublic information to trade in securities or to communications of material, nonpublic information to others who may trade on the basis of such information. While the law concerning insider trading is not static, it is generally understood that the law prohibits insiders of Lisata Therapeutics from doing the following: (1) Trading in Lisata Therapeutics’ securities while in possession of material, nonpublic information concerning Lisata Therapeutics. (2) Having others trade on the insider’s behalf while he or she is in possession of material, nonpublic information. (3) Communicating nonpublic information concerning Lisata Therapeutics to others who may then trade in Lisata Therapeutics’ securities or pass on the information to others who may trade in Lisata Therapeutics’ securities. Such conduct, also known as “tipping,” results in liability for the insider of Lisata Therapeutics who communicated such information, even if such insider does not actually trade himself, and for the person who received the information if the person has reason to know that it was an improper disclosure and acts on such information or passes it on to others who may act on it. The elements of insider trading and the potential penalties for such unlawful conduct are discussed below. 1. Who is an Insider? The concept of “insider” generally includes any person who possesses nonpublic information about Lisata Therapeutics and who has a duty to Lisata Therapeutics to keep this information confidential. In the case of Lisata Therapeutics “insiders” include officers and directors of Lisata Therapeutics and officers and directors of Lisata Therapeutics’ subsidiaries, as well as employees of any of such entities who routinely have access to material information that is not publicly available or who are working on significant corporate transactions or projects. In addition, a person can be a “temporary insider” if he or she enters into a relationship to serve Lisata Therapeutics and as a result is given access to information in connection with such service. Outsiders who can become temporary insiders include, among others, Lisata Therapeutics’ attorneys, accountants, consultants, advisory board members, investment bankers and the employees of such organizations.

-3- 2. What is Material Information? “Material Information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider such information important in making his or her investment decisions, or information that is reasonably certain to affect the price of a company’s securities. It is important to remember that materiality will always be judged with the benefit of hindsight. Although there is no precise definition of materiality, information is likely to be “material” if it relates to: • Earnings or sales results or expectations for the quarter or the year • Financial forecasts • Changes in dividends • Proposals or agreements involving a merger, acquisition, joint venture, divestiture or leveraged buy-out • Changes in relationships with major customers, or obtaining or losing important contracts • Important product developments • Major financing developments • Major personnel changes • Criminal indictments or material civil litigation or government investigations • Significant disputes with major suppliers or customers • Labor disputes including strikes or lockouts • Substantial change in accounting methods • Debt service or liquidity problems • Bankruptcy or insolvency • Public offerings or private sales of debt or equity securities • Calls, redemptions or repurchases of Lisata Therapeutics’ securities “Inside” information could be material because of its expected effect on the price of Lisata Therapeutics’ securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuse of “inside” information includes not only restrictions on trading in Lisata Therapeutics’ securities but restrictions on trading in the securities of other companies affected by the inside information. 3. What is Nonpublic Information? In order for information to qualify as “inside” information it must not only be “material,” it must be “nonpublic.” “Nonpublic” information is information which has not been made available to investors generally. This includes information received from sources or in circumstances indicating the information has not yet been generally circulated. At such time as material, nonpublic information has been released to the investing public, it loses its status as “inside” information. However, for “nonpublic” information to become

-4- public information it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market. To show that “material” information is public, it is generally necessary to point to some fact verifying that the information has become generally available, such as disclosure by filing of a Form 10-Q, Form 10-K, Form 8-K or other report with the Securities and Exchange Commission or disclosure by press release to a national business and financial wire service (such as Dow Jones or Reuters), a national news service, or a national newspaper (such as The Wall Street Journal). The circulation of rumors or “talk on the street,” even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. Material, nonpublic information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a favored analyst or a group of analysts retains its status as “nonpublic” information, the use of which is subject to insider trading laws. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the “inside” information has yet to be publicly disclosed, the information is deemed “nonpublic” and may not be misused. It is the policy of Lisata Therapeutics to not consider material information public until the third business day after appropriate public dissemination. 4. Penalties for Insider Trading Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in such unlawful conduct and, potentially, for their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation (i.e., if the violation was one for tipping information). Penalties include: • jail sentences of up to 10 years • disgorgement of profits • fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited • criminal fines (no matter how small the profit) up to $1 million • fines for the employer or other controlling person, such as a supervisor, of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided In addition, a violation of this policy statement can be expected to result in serious sanctions by Lisata Therapeutics, which may include dismissal of the person involved.

-5- Special Trading Procedures The following Special Trading Policies are applicable to you because you are a director or an officer of Lisata Therapeutics or its significant subsidiaries or an employee of Lisata Therapeutics or its significant subsidiaries who may, by virtue of your duties or work conditions, have regular access to material nonpublic information concerning Lisata Therapeutics. 1. Trading Windows and Pre-Clearance. There are times when Lisata Therapeutics may be engaged in a material, nonpublic development. Although you may not know the specifics of the development, if you engaged in a trade before such development was disclosed to the public or resolved you might expose yourself and Lisata Therapeutics to a charge of insider trading that could be costly and difficult to refute. In addition, a trade by you during such a development could result in significant adverse publicity for Lisata Therapeutics. Therefore, except pursuant to paragraph 3 below, you, your spouse and members of your immediate family sharing the same household may only purchase or sell securities of Lisata Therapeutics during four “trading windows” that occur each year and only after pre-clearing your intent to trade with Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance.** The four trading windows consist of the period that begins on the third business day after issuance of a press release or other announcement by Lisata Therapeutics disclosing quarterly or annual earnings through the date which is 14 days prior to the quarter or fiscal year end. In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window. If you intend to engage in a trade during a trading window you must first receive permission to engage in a trade from Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance***. Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance may refuse to permit any transaction if he/she determines that it could give rise to a charge of insider trading. Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance may seek advice of outside counsel as he/she may consider appropriate. After receiving permission to engage in a trade, you should either complete your trade within three business days or make a new trading request. The exercise of options to purchase for cash and hold common stock of Lisata Therapeutics or the purchase from Lisata Therapeutics of common stock of Lisata Therapeutics is not subject to the Special Trading Procedures outlined above, but the shares so acquired may not be sold except during a trading window, after authorization from Lisata ** Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance has been received, and after all other requirements of this policy

-6- have been satisfied. Accordingly, the exercise of options and immediate sale of some or all of the shares through a broker is covered by these Special Trading Procedures. 2. Event-Specific Black-out Procedures From time to time, an event may occur that is material to Lisata Therapeutics and is known by only a few directors or executives. So long as the event remains material and nonpublic, the persons who are aware of the event, as well as other persons covered by these Special Trading Procedures, may not trade in Lisata Therapeutics’ securities, as follows. The existence of an event-specific blackout will not be announced, other than it may be announced to those who are aware of the event giving rise to the blackout. If, however, a person whose trades are subject to pre-clearance requests permission to trade in Lisata Therapeutics’ securities during an event-specific blackout, Lisata Therapeutics’ A s s o c i a t e D i r e c t o r , Regulatory Reporting and Corporate Governance will inform the requesting person of the existence of a blackout period, without disclosing the reason for the blackout. Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person. The failure of Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material nonpublic information. 3. Sales and Purc ases in C mpliance with SEC Regul ti s. The Securities and Exchange Commission has established regulations under which individuals may purchase and sell securities in compliance with "insider trading" laws (more specifically, Rule 10b5-1 of the Securities Exchange Act of 1934) if such purchases or sales are made pursuant to (i) a binding contract to purchase or sell the security, (ii) instructions provided to a third person to execute the trade for the instructing person or entity's account or (iii) an adopted written plan for trading securities; provided, that at the time of the decision to enter into such contract or plan or decision to provide such instructions, you were not aware of material, nonpublic information. In addition to other requirements set forth in such regulations, the contract, instructions or plan must (a) specify the amount, price and date of the purchase or sale or (b) provide a written formula or algorithm or computer program for determining the amounts, prices and dates of such purchases or sales. Under Lisata Therapeutics’ policy, you, your spouse and members of your immediate family sharing the same household may only enter into a contract or plan or provide instructions for the purchase or sell securities of Lisata Therapeutics in compliance with these regulations after receiving written pre-clearance of trading from Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance. There are a number of issues that you must consider prior to adopting a contract or plan or providing instructions for the purchase or sale of Lisata Therapeutics’ securities that complies with these newly established regulations. As a result you are advised to contact Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance if you, your spouse or any member of your immediate family sharing the same household is considering adopting such contract or plan or providing such instructions for the purchase or sale of Lisata Therapeutics’ securities. In the event that either you, your spouse or members of your immediate family sharing the same household adopts a contract or plan or provides the instructions discussed above, a copy of such document must be

-7- delivered to Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance prior to any sales or purchases of Lisata Therapeutics’ Securities. Certain private transactions may not involve insider trading if both parties have equal access to information. For instance, a purchase and sale between two directors would generally not involve insider trading if both directors have access to the same information about Lisata Therapeutics. Any private transaction may only be undertaken, however, if pre-approved in writing by Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance or Vice President, Finance and Treasury. 4. Post-Trade Reporting You are required to report to Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance any transaction in securities of Lisata Therapeutics by you, your spouse, or any immediate family member sharing your household not later than the business day following the date of your transaction. Each report you make to Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance should include the date of the transaction, quantity, price, and broker through which the transaction was effected. This reporting requirement may be satisfied by sending (or having your broker send) duplicate confirmations of trades to Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance if such information is received by the required date. The foregoing reporting requirement is designed to help monitor compliance with the Special Trading Procedures set forth herein and to enable Lisata Therapeutics to help those persons who are subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934 to comply with such reporting obligations. Each officer and director, however, and not Lisata Therapeutics, is personally responsible for ensuring that his or her transactions do not give rise to “short swing” liability under Section 16 and for filing timely reports of transactions with the Securities and Exchange Commission. 5. Compliance with Lisata Therapeutics’ Statement of Company Policy on Insider Trading Even if you receive preclearance and it is during a trading window, you, your spouse and any member of your immediate family sharing your household may not trade in securities of Lisata Therapeutics if you are in possession of material, nonpublic information about Lisata Therapeutics. The procedures set forth herein are in addition to the general insider trading policy and are not a substitute therefor. Prohibition Against Certain Transactions 1. Prohibition on Short Sales. Neither you, your spouse nor any immediate family member sharing your household may sell any securities of Lisata Therapeutics that are not owned by such person at the time of the sale (a “short sale”) including a “sale against the box” (a sale with delayed delivery).

-8- 2. Trading in Standardized Options. An “option” is the right either to buy or sell a specified amount or value of a particular underlying interest at a fixed exercise price by exercising the option before its specified expiration date. An option which gives a right to buy is a “call” option, and an option which gives a right to sell is a “put” option. Standardized options (which are so labeled as a result of their standardized terms) offer the opportunity to invest using substantial leverage and therefore lend themselves to significant potential for abusive trading on material inside information. Standardized options also expire soon after issuance and thus necessarily involve short-term speculation, even where the date of expiration of the option makes the option exempt from certain Securities and Exchange Commission restrictions. The writing of a call or the acquisition of a put also involves a “bet against the company” and therefore presents a clear conflict of interest for you. As a result, neither you, your spouse nor any immediate family member sharing your household may trade in standardized options relating to Lisata Therapeutics securities at any time. 3. Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow "insiders" to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow "insiders" to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the "insiders" may no longer have the same objectives as Lisata Therapeutics other shareholders. Therefore, neither you, your spouse nor any immediate family member sharing your household may engage in any such transactions. 4. Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged or hypothecated as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when you are aware of material nonpublic information or otherwise are not permitted to trade in Lisata Therapeutics securities, Neither you, your spouse nor any immediate family member sharing your household may hold Lisata Therapeutics securities in a margin account or pledge Lisata Therapeutics securities as collateral for a loan unless such transaction has been pre- approved by Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance, President or Vice President, Finance and Treasury. Post-Termination Transactions This policy continues to apply to your transactions in Company securities even after you have terminated employment or other services to Lisata Therapeutics or a subsidiary as follows: if you are aware of material nonpublic information when your employment or service relationship terminates, you may not trade in Company securities until that information has become public or is no longer material. Reporting of Violations If you know or have reason to believe that Lisata Therapeutics’ policy on insider trading or the Special Trading Procedures described above have been or may be violated, you

-9- should bring the actual or potential violation to the attention of Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Goverance. Modifications: Waivers Lisata Therapeutics reserves the right to amend or modify the procedures set forth herein at any time. Waiver of any provision of this policy statement in a specific instance may be authorized in writing by Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance (or his/her designee). Questions If you have any questions regarding Lisata Therapeutics’ Insider Trading Policy or the Special Trading Procedures described above, you should contact Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance. **Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance must pre-clear his or her intent to trade with Lisata Therapeutics’ Vice President, Finance and Treasury. *** If Lisata Therapeutics’ Associate Director, Regulatory Reporting and Corporate Governance will be absent from the office or unavailable for a significant period , of time, he or she will designate another executive officer of Lisata Therapeutics to handle trading requests. Effective as of October 30, 2015

-10- ACKNOWLEDGMENT I have read Lisata Therapeutics Inc.’s Statement of Company Policy on Insider Trading and the Policy Regarding Special Trading Procedures. I understand that, if I am an employee of Lisata Therapeutics or one of its subsidiaries, my failure to comply in all respects with Lisata Therapeutics’ policies, including the Statement of Company Policy on Insider Trading and the Special Trading Procedures set forth herein, is a basis for termination of my employment from Lisata Therapeutics and any subsidiary thereof to which my employment now relates or may in the future relate. Signature:__________________________________ Printed Name:_______________________________ Date:________________________ This document states a policy of Lisata Therapeutics, Inc. and is not intended to be regarded as the rendering of legal advice. This policy statement is intended to promote compliance with existing law and is not intended to create or impose liability that would not exist in the absence of the policy statement.